Exhibit 5.1

Glen Y. Sato

T: +1 650 843 5502

gsato@cooley.com

February 12, 2015

ImmunoCellular Therapeutics, Ltd.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

Ladies and Gentlemen:

We have acted as counsel to ImmunoCellular Therapeutics, Ltd., a Delaware corporation, (the “Company”), in connection with the filing of a Post-Effective Amendment No. 1 to a registration statement (No. 333-200874) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(d) of Regulation C under the Securities Act of 1933, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 26,650,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), and warrants (the “Warrants”) to purchase up to 18,655,000 shares of common stock (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (c) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion (i) that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable

Immunocellular Therapeutics, Ltd.

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against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Cooley LLP

/s/ Glen Y. Sato

Glen Y. Sato